UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2021

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CMO	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, $0.10 par value	CMOPRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 25, 2021, Capstead Mortgage Corporation, a Maryland corporation (“Capstead”), Benefit Street Partners Realty Trust, Inc., a Maryland corporation (“BSPRT”), Rodeo Sub I, LLC, a Maryland limited liability company and a wholly-owned subsidiary of BSPRT (“Merger Sub”), and Benefit Street Partners L.L.C., a Delaware limited liability company (“Parent Manager”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Under the terms and subject to the conditions set forth in the Merger Agreement, Capstead will merge with and into Merger Sub, with Merger Sub remaining as a wholly-owned subsidiary of BSPRT (such transaction, the “Merger”). The board of directors of Capstead has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Capstead (“Capstead Common Stock”) will be converted into the right to receive:

•

from BSPRT, (A) a number of shares of BSPRT’s common stock, $0.01 par value per share (which will be renamed Class A common stock) (“BSPRT Common Stock”) equal to the quotient (rounded to the nearest one ten-thousandth) (the “Exchange Ratio”) determined by dividing (i) Capstead’s adjusted book value per share by (ii) BSPRT’s adjusted book value per share (the “Per Share Stock Consideration”), and (B) a cash amount equal to the product of (rounding to the nearest cent) (x) Capstead’s adjusted book value per share multiplied by 15.75%, multiplied by (y) 22.5%, without any interest thereon (the “Per Share Cash Consideration” and together with the Per Share Stock Consideration, the “Per Common Share BSPRT Consideration”); and

•

from the Parent Manager, a cash amount equal to the product of (rounding to the nearest cent) (A) Capstead’s adjusted book value per share multiplied by 15.75%, multiplied by (B) 77.5%, without any interest thereon (the “Parent Manager Cash Consideration” and together with the Per Common Share BSPRT Consideration, the “Total Per Common Share Consideration”).

In addition, each outstanding share of Capstead’s 7.50% Series E Cumulative Redeemable Preferred Stock, $0.10 par value per share (“Capstead Preferred Stock”), will be converted into the right to receive one newly-issued 7.50% Series E Cumulative Redeemable Preferred Share, $0.01 par value per share, of BSPRT (the “BSPRT Series E Preferred Stock”) (the “Preferred Merger Consideration” and, together with the Per Common Share BSPRT Consideration, the “Total BSPRT Merger Consideration”). Cash will be paid in lieu of any fractional shares of BSPRT Common Stock that would otherwise have been received as a result of the Merger. Adjusted book value per share equals the respective company’s total consolidated common stockholders’ equity, less, in the case of BSPRT, the aggregate Per Share Cash Consideration, divided by each respective company’s common stock issued and outstanding (excluding, in the case of Capstead, any cancelled shares), plus, in the case of Capstead, any shares of its common stock issuable upon the conversion of outstanding performance units, after giving pro forma effect to any additional dividends or other distributions on shares of the respective company’s common stock that are declared or are anticipated to be declared for which the record date is or will be prior to the Effective Time.

All outstanding restricted stock under Capstead’s Amended and Restated 2014 Flexible Incentive Plan will, as of the Effective Time, automatically become fully vested and eligible to receive the Total Per Common Share Consideration. All performance units under Capstead’s Amended and Restated 2014 Flexible Incentive Plan will, as of the Effective Time, automatically become earned and vested at the conversion rate of one share of Capstead Common Stock for each performance unit and eligible to receive the Total Per Common Share Consideration. Each outstanding dividend equivalent right will, as of the Effective Time, automatically be cancelled; provided, that any accrued amounts not yet paid will be paid to the holders thereof at the Effective Time (or as soon as practicable thereafter but in no event later than the first payroll date following the Effective Time), less applicable income and employment tax withholdings.

Under the Merger Agreement, each of Capstead and BSPRT will pay a special dividend to their respective stockholders in cash on the last business day prior to the closing of the Merger, with a record date that is three business days before the payment date. Any dividends paid by Capstead with respect to the Capstead Common Stock prior to the closing of the Merger will not exceed Capstead’s core earnings for the quarter (or portion thereof) in which such dividend is declared, plus an additional amount, if any, necessary so that the aggregate dividend payable is equal to the minimum amount to avoid adverse tax consequences.

For U.S. federal income tax purposes, it is intended that (a) the Merger shall be treated as (i) a taxable sale by Capstead of assets to BSPRT in exchange for the Total BSPRT Merger Consideration and (ii) the distribution of the Total BSPRT Merger Consideration to the holders of shares of Capstead Common Stock and Capstead Preferred Stock in liquidation of Capstead pursuant to Section 331 and Section 562 of the Code, and that the Merger Agreement will constitute a “plan of liquidation” of Capstead for U.S. federal income tax purposes and (b) each holder of Capstead Common Stock will be treated as exchanging their stock in a taxable transaction for the Total Per Common Share Consideration, with (a) (i) the Per Common Share BSPRT Consideration treated as described in clause (a) (ii), above, and (ii) consistent with Article III of the Merger Agreement, the Parent Manager Cash Consideration paid by the Parent Manager directly to the holders of shares of Capstead Common Stock.

The obligation of each party to consummate the Merger is subject to a number of conditions, including, among others, (a) the approval of the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Capstead Common Stock entitled to vote on the Merger (the “Capstead Stockholder Approval”), (b) the registration and listing on the New York Stock Exchange of the shares of BSPRT Common Stock and BSPRT Series E Preferred Stock that will be issued in connection with the Merger, (c) the respective representations and warranties of the parties being true and correct, subject to the materiality standards contained in the Merger Agreement, (d) each party’s compliance in all material respects with their respective covenants and agreements set forth in the Merger Agreement, (e) the absence of a material adverse effect with respect to either Capstead or BSPRT, (f) provision by each party’s counsel of a tax opinion that the other party has been organized and operated in conformity with the requirements for qualification and taxation as a REIT, (g) BSPRT has completed a reverse stock split and reclassification of its stock pursuant to the terms of the Merger Agreement, (h) BSPRT taking such actions as necessary to adopt a share repurchase program and (i) the delivery of certain documents and certificates. The obligations of the parties to consummate the Merger are not subject to any financing condition or the receipt of any financing by BSPRT or the Parent Manager.

Each of the parties to the Merger Agreement has made certain customary representations, warranties and covenants. Among other things, the Merger Agreement provides that each of Capstead and BSPRT will, until the Effective Time, operate their respective businesses in all material respects in the ordinary course and consistent with past practice, and preserve substantially intact its current business organization and preserve key business relationships. Each of Capstead and BSPRT are subject to restrictions as specified in the Merger Agreement on certain actions each company may take prior to the Effective Time, including, among other things, actions related to amending organizational documents, declaring dividends, issuing or repurchasing capital stock, engaging in certain business transactions and incurring indebtedness.

The Merger Agreement contains a “no-shop” provision, which prohibits Capstead and its subsidiaries from, among other things, (a) initiating, soliciting or knowingly encouraging the making of a competing proposal, (b) engaging in any discussions or negotiations with any person with respect to a competing proposal, (c) releasing any person or failing to enforce any confidentiality agreement or standstill agreement, subject to certain exceptions, (d) furnishing any non-public information regarding it or any of its subsidiaries, or access to its properties or assets in connection with a competing proposal, (e) entering into a letter of intent, agreement in principle or other agreement providing for a competing proposal or (f) effecting a change of recommendation to Capstead’s stockholders regarding the Merger. The no-shop provisions are subject to certain exceptions as more fully described in the Merger Agreement, including the ability of Capstead to engage in the foregoing activities under certain circumstances in the event that it receives a bona fide, unsolicited competing proposal.

At any time prior to obtaining the Capstead Stockholder Approval, under certain specified circumstances, the board of directors of Capstead may change its recommendation to Capstead’s stockholders regarding the Merger if the Capstead board of directors determines in good faith after consulting with its legal and financial advisors that the failure to do so would be inconsistent with its legal duties under applicable law, provided that Capstead complies with the procedures set forth in the Merger Agreement. If such change of recommendation is made in response to a proposal that the board of directors of Capstead has determined in good faith (after consultation with its legal and financial advisors) is a “superior proposal,” after taking into account any adjustment to the terms and conditions of the Merger Agreement proposed by BSPRT, Capstead may terminate the Merger Agreement to accept such superior proposal upon payment of the termination fee described below.

The Merger Agreement contains certain termination rights for both Capstead and BSPRT, including if the Merger is not completed on or before January 25, 2022, the failure to obtain the Capstead Stockholder Approval, a change of recommendation of Capstead’s board of directors regarding the Merger and breaches by the other party of certain covenants. In the event of a termination of the Merger Agreement under certain circumstances, including a change of recommendation by the Capstead board of directors regarding the Merger or Capstead’s acceptance of a superior proposal, Capstead would be required to pay BSPRT a termination fee of $26,700,000. In addition, upon termination of the Merger Agreement by Capstead or BSPRT under specified circumstances, Capstead or BSPRT, as applicable, would be required to pay the other party an agreed expense amount of $4,000,000.

In the Merger Agreement, BSPRT has agreed to take all necessary corporate action so that upon and after the Effective Time, the size of the board of directors of BSPRT will be increased by three members, and Capstead will designate three of its pre-Merger independent directors to serve on the board of directors of BSPRT until the 2022 annual stockholders meeting of BSPRT, at which point BSPRT has agreed to nominate two of the former Capstead directors to stand for election for a subsequent term.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about Capstead, BSPRT, Merger Sub or the Parent Manager. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made only for purposes of the Merger Agreement and as of a specified date, are solely for the benefit of the parties to the Merger Agreement, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Capstead, BSPRT, Merger Sub or the Parent Manager at the time they were made or otherwise and should only be read in conjunction with the other information that Capstead or BSPRT makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Stockholders are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Item 2.02 Results of Operations and Financial Condition.

On July 26, 2021, Capstead and BSPRT issued a joint press release (the “Press Release”) announcing their entry into the Merger Agreement. In the Press Release, Capstead announced that its book value per common share at June 30, 2021, was $6.35. The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On July 25, 2021, the Capstead board of directors approved and adopted an amendment to Capstead’s Amended and Restated Bylaws (the “Bylaws”) to explicitly provide that the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Capstead, other than actions arising under federal securities laws, (b) any Internal Corporate Claim, as such term is defined in the Maryland General Corporate Law (“MGCL”), or any successor provision thereof, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any current or former director, officer or employee of Capstead to Capstead or to the stockholders of Capstead, (ii) any other action asserting a claim against Capstead or any current or former director, officer or employee of Capstead arising pursuant to any provision of the MGCL, Capstead’s charter or the Bylaws or (iii) any action asserting a claim against Capstead or any current or former director, officer or employee of Capstead that is governed by the internal affairs doctrine. The amendment to the Bylaws further provides that (i) none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless Capstead consents in writing to such court and (ii) unless Capstead consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the amendment to the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 7.01 Regulation FD Disclosure.

On July 26, 2021, Capstead and BSPRT issued a joint press release announcing the execution of the Merger Agreement and an investor call to be held on July 26, 2021, at 8:30 a.m., Eastern Time, to discuss the proposed Merger. On the same day, Capstead and BSPRT made available an investor presentation to be used in connection with the investor call. A copy of the joint press release is furnished as Exhibit 99.1 and a copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)    Not Applicable.

(b)    Not Applicable.

(c)    Not Applicable.

(d)    Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 25, 2021, by and among Benefit Street Partners Realty Trust, Inc., Rodeo Sub I, LLC, Capstead Mortgage Corporation and Benefit Street Partners L.L.C.*

Exhibit 3.1	Amendment to the Amended and Restated Bylaws of Capstead Mortgage Corporation, dated July 25, 2021

Exhibit 99.1	Joint Press Release, dated July 26, 2021, issued by Capstead Mortgage Corporation and Benefit Street Partners Realty Trust, Inc.

Exhibit 99.2	Investor Presentation, dated July 26, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Capstead agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Important Additional Information and Where to Find It

In connection with the proposed Merger, BSPRT will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a prospectus of BSPRT and a proxy statement of Capstead. Capstead and BSPRT also expect to file with the SEC other documents regarding the Merger. The Merger will be submitted to the stockholders of Capstead for their consideration. The definitive proxy statement/prospectus will be sent to the stockholders of Capstead, and will contain important information regarding the proposed Merger and related matters. This Current Report on Form 8-K is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Capstead or BSPRT may file with the SEC or send to their respective stockholders in connection with the Merger. STOCKHOLDERS OF CAPSTEAD AND BSPRT ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT

CAPSTEAD, BSPRT, THE PROPOSED MERGER AND RELATED MATTERS. Stockholders of Capstead and BSPRT may obtain free copies of the registration statement, the proxy statement/prospectus and all other documents filed or that will be filed with the SEC by Capstead or BSPRT (when they become available) at the SEC’s website at http://www.sec.gov. Copies of documents filed with the SEC by Capstead will be made available free of charge on Capstead’s website at http://www.capstead.com/investor-relations/corporate-information/corporate-overview. Copies of documents filed with the SEC by BSPRT will be made available free of charge on BSPRT’s website at http://bsprealtytrust.com/investorrelations.

Participants in the Solicitation Relating to the Merger

Capstead, BSPRT, their respective directors and executive officers and certain other affiliates of Capstead or BSPRT may be deemed to be “participants” in the solicitation of proxies from the stockholders of Capstead in connection with the proposed Merger. Information regarding Capstead and its directors and executive officers and their ownership of common stock of Capstead can be found in Capstead’s annual report on Form 10-K for the fiscal year ended December 31, 2020, and in its definitive proxy statement relating to its 2021 annual meeting of stockholders filed with the SEC on April 1, 2021. Information regarding BSPRT and its directors and executive officers and their ownership of common stock of BSPRT can be found in BSPRT’s annual report on Form 10-K for the fiscal year ended December 31, 2020, and in its definitive proxy statement relating to its 2021 annual meeting of stockholders filed with the SEC on April 8, 2021. Additional information regarding the interests of such participants in the Merger will be included in the proxy statement/prospectus and other relevant documents relating to the proposed Merger when they are filed with the SEC. Free copies of these documents may be obtained from the sources described above.

No Offer or Solicitation

This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed Merger.

Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could” or words of similar meaning. Such forward-looking statements include or may relate to statements about the benefits of the proposed Merger involving Capstead and BSPRT and statements that address operating performance, events or developments that Capstead expects or anticipates will occur in the future, including but not limited to statements regarding future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance changes, changes to outstanding structure of Capstead’s capital stock, creation of value for stockholders, operation and implementation of share repurchase programs, benefits of the proposed Merger to customers, stockholders and other constituents of the combined company, the integration of Capstead and BSPRT, the expected GAAP book value per share of Capstead, cost savings and the expected timetable for completing the proposed Merger and other non-historical statements. These statements are based on the companies’ current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Capstead can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Capstead’s expectations include, but are not limited to, the risk that the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to satisfy the conditions to the consummation of the proposed Merger, including the approval of the stockholders of Capstead; fluctuations in the adjusted book value per share of both Capstead and BSPRT; risks related to the disruption of management’s attention from ongoing business operations due to the proposed Merger; the availability of suitable investment or disposition opportunities; changes in interest rates; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of each of Capstead and BSPRT and the industries in which they operate; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; market conditions; legislative and regulatory changes that could adversely affect the business of Capstead and BSPRT; and other factors, including those set forth in the section entitled “Risk Factors” in BSPRT’s and Capstead’s most recent annual reports on Form 10-K, as amended, and quarterly reports on Form 10-Q filed with the SEC, and other reports filed by BSPRT and Capstead with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, neither Capstead nor BSPRT undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

Date: July 26, 2021	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch President and Chief Executive Officer